Exhibit 1.1

FORM OF PLACEMENT AGENCY AGREEMENT

, 2026

Neo-Concept International Group Holdings Limited

10/F, Seaview Centre

No.139-141 Hoi Bun Road

Kwun Tong

Kowloon, Hong Kong

Attention: Eva Yuk Yin Siu, Chief Executive Officer

Dear Ms. Siu:

This agreement (the “Agreement”) constitutes the agreement between D. Boral Capital LLC (“D. Boral”), uSmart Securities Limited (“uSmart,” together with D. Boral, the “Placement Agents”) and Neo-Concept International Group Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”), pursuant to which D. Boral shall serve as the lead placement agent for the Company, and uSmart shall serve as the joint placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of up to 14,850,000 Class A ordinary shares (the “Securities”) of par value US$0.0003125 (each, a “Class A Ordinary Share”). The terms of the Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agents would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including but not limited to the Purchase Agreement (as defined below) shall be collectively referred to herein as the “Transaction Documents.” The date of the pricing of the Placement shall be referred to herein as the “Pricing Date.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agents’ obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agents to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agents with respect to securing any other financing on behalf of the Company. The activities of uSmart in the United States will be chaperoned by D. Boral pursuant to Rule 15a-6 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With the prior written consent of the Company, the Placement Agents may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Securities to any Purchaser may be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser in a form reasonably acceptable to the Company and the Placement Agents. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agents. In addition to the foregoing, the Company represents and warrants that:

1. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”), a registration statement, and any amendment or amendments thereto, on Form F-1 (File No. 333-288993), including any related prospectus or prospectuses for the registration of the Class A Ordinary Shares under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits, and all other documents filed as a part thereof and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement was declared effective by the Commission September 30, 2025. The Company also filed a post-effective amendment No.1 to the Registration Statement on , 2026 (“POS AM”), which has been declared effective by the Commission on , 2026. The Term “Registration Statement” shall include the POS AM.

2. Each prospectus used prior to the Registration Statement being declared effective by the Commission, and each prospectus that omitted the Rule 430A Information that was used after being declared effective and prior to the execution and delivery of this Agreement is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated , 2026 that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Placement Agents for use in the Placement is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus and the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. Any reference in this Agreement to the Registration Statement, Preliminary Prospectus, the Pricing Prospectus and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) which were filed under the Exchange Act on or before the date of this Agreement, or the issue date of the Preliminary Prospectus, the Pricing Prospectus and the Prospectus, as the case may be; and any reference in this Agreement to the terms “amend” or “amendment” with respect to the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus and the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus, the Pricing Prospectus and the Prospectus, as the case may be, deemed to be incorporated therein by reference. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, used in connection with the Placement, including any documents incorporated by reference therein.

3. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, the Pricing Prospectus and the Prospectus, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Preliminary Prospectus, the Pricing Prospectus and the Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus), in the light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which (x) have not been described or filed as required or (y) will not be filed within the requisite time period.

4. The Company is eligible to use free writing prospectuses in connection with the Placement pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company will not, without the prior consent of D. Boral, prepare, use or refer to, any free writing prospectus.

5. There are no affiliations with any Financial Industry Regulatory Authority, Inc. (“FINRA”) member firm among the Company’s officers, directors or, to the knowledge of the Company, any ten percent (10.0%) or greater shareholder of the Company.

B. Covenants of the Company. The Company has delivered, or will as promptly as practicable deliver, to the Placement Agents materially complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Preliminary Prospectus, the Pricing Prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Placement Agents reasonably request. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities pursuant to the Placement other than the Preliminary Prospectus, the Pricing Prospectus and the Prospectus, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENTS.

1. Each of the Placement Agents represents and warrants, severally and not jointly, that it shall use reasonable best efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase the Securities was solicited by such Placement Agent and accepted by the Company, but such Placement Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will any Placement Agent or any of its affiliates be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. Each Placement Agent shall act solely as the Company’s agent and not as principal. No Placement Agent shall have any authority to bind the Company with respect to any prospective offer to purchase the Securities and the Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Placement Agent has the right, after discussion with the Company, to reject any offer to purchase the Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of this Agreement.

2. D. Boral represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Securities by it, (iv) is and will be a body corporate validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement.

3. uSmart represents and warrants that (i) its participation in the Placement complies with the requirements of Rule 15a-6 under the Exchange Act, and it shall be solely responsible for such compliance, (ii) it is and will be a body corporate validly existing under the laws of its place of incorporation, and (iii) it has full power and authority to enter into and perform its obligations under this Agreement.

The Placement Agents will immediately notify the Company in writing of any change in its status as such. Each of the Placement Agents covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3. COMPENSATION. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agents or their respective designees their pro rata portion (based on the Securities placed) of the following compensation with respect to the Securities which they are placing:

A. A cash fee (the “Cash Fee”) equal to an aggregate of five percent (5.0%) of the aggregate gross proceeds raised in the Placement. The Cash Fee shall be paid at the closing of the Placement (the “Closing”). D. Boral shall be in charge of any allocation or distribution herein, with the Cash Fee payable to D. Boral at the Closing in immediately available funds and may be deducted from the gross proceeds

B. Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company also agrees, to pay, or reimburse if paid by the Placement Agents, all reasonable and documented out-of-pocket costs and expenses incident to the Placement and the performance of the obligations of the Placement Agents under this Agreement (including, without limitation, the fees and expenses of the Placement Agents’ outside attorneys), provided that, such costs and expenses shall not exceed $100,000 without the Company’s prior written approval (such approval not to be unreasonably withheld, conditioned or delayed).

C. The Placement Agents reserve the right to reduce any item of their compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that such Placement Agents’ aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment.

SECTION 4. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Annex A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 5. ENGAGEMENT TERM. The Placement Agents’ engagement hereunder shall be until the earlier of (i) the final closing date of the Placement and (ii) the date when either party to this Agreement terminates the engagement according to the terms as set forth in the next sentence (such date, the “Termination Date”). The Agreement may be terminated at any time by either party upon 10 days written notice to the other party. The Placement Agents may terminate this Agreement if it reasonably determines that it is unsatisfied with the results of its due diligence investigation, notwithstanding its best efforts to complete the Placement. The Company may terminate this Agreement for “Cause” (which shall mean a material breach by the Placement Agents of this Agreement or a material failure by the Placement Agents to provide the services as contemplated by this Agreement) pursuant to and within the meaning of FINRA Rule 5110(g)(5)(B). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company’s obligations to pay fees and reimburse expenses contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement, irrespective of whether a closing occurs. All such fees and reimbursements due shall be paid to the Placement Agents on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of the Placement or any applicable portion thereof (in the event such fees and reimbursements are due as of the Termination Date). The Placement Agents agree not to use any confidential information concerning the Company provided to them by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6. PLACEMENT AGENTS INFORMATION. The Company agrees that any information or advice rendered by the Placement Agents in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agents’ prior written consent.

SECTION 7. STANDSTILL. LOCK-UP AGREEMENT.

(a) Standstill. From the date hereof until sixty (60) days after the Closing Date, the Company, on behalf of itself and any successor entity, without the prior written consent of each of the Placement Agents, shall not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company; (iii) complete any offering of debt securities of the Company, other than entering in to a line of credit with a traditional bank; or (iv) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of share capital of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of share capital of the Company or such other securities, in cash or otherwise.

(b) Lock-up Agreement. The Company’s directors, officers and holders of five percent (5%) or more of either the outstanding Class A Ordinary Shares (and all holders of securities convertible into or exercisable or exchangeable for Class A Ordinary Shares of the Company), as of the effective date of the POS AM shall enter into customary “lock-up” agreements in favor of each of the Placement Agents, the form of which is attached hereto as Exhibit A, pursuant to which such persons and entities shall agree, for a period of sixty (60) days following the closing of the offering of the securities offered hereby, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without each of the Placement Agents’ prior written consent, including the issuance of Class A Ordinary Shares upon the exercise of currently outstanding convertible securities.

SECTION 8. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that the Placement Agents are not and shall not be construed as fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of such Placement Agents hereunder, all of which are hereby expressly waived.

SECTION 9. CLOSING. The obligations of the Placement Agents, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its subsidiaries contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company and its subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agents to the Company:

A. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, Preliminary Prospectus, the Pricing Prospectus and the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agents. Any filings required to be made by the Company in connection with the Placement shall have been timely filed with the Commission.

B. The Placement Agents shall have not discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, Preliminary Prospectus, the Pricing Prospectus and the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Placement Agents, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

C. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, the Registration Statement, Preliminary Prospectus, the Pricing Prospectus and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

D. The Placement Agents shall have received from outside counsels (U.S., Cayman Islands, Hong Kong, United Kingdom, British Virgin Islands, and UAE) to the Company such counsel’s written opinions, including a negative assurance letter from U.S. counsel, addressed to the Placement Agents and the Purchasers, as applicable, and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agents.

E. On each of the Pricing Date and Closing Date, the Placement Agents shall have received a certificate from the Chief Financial Officer of the Company as of such date, addressed to each of the Placement Agents and in form and substance satisfactory in all respects to the Placement Agents and the Placement Agents’ counsel.

F. On the Pricing Date, the Placement Agents shall have received, and the Company shall have caused to be delivered to the Placement Agents, a letter from WWC, P.C. (the independent registered public accounting firm of the Company), addressed to the Placement Agents, dated as of the Pricing Date, in form and substance satisfactory to the Placement Agents. The letter shall not disclose any change in the condition (financial or other), earnings, operations, or business of the Company, which, in the Placement Agents’ sole judgment, is material and adverse and that makes it, in the Placement Agents’ sole judgment, impracticable or inadvisable to proceed with the Placement. On the Closing Date, the Placement Agents shall have received from WWC, P.C. a letter dated such date, in form and substance reasonably satisfactory to the Placement Agents, to the effect that WWC, P.C. reaffirms the statements made in the letter furnished by them pursuant to the preceding sentences and have conducted additional procedures with respect to certain financial figures included in the Prospectus.

G. On the Closing Date, the Placement Agents shall have received a certificate of the Chief Executive Officer or other authorized officer of the Company, dated, as applicable, as of the date of such Closing, to the effect that, as of the date of this Agreement and as of the applicable date, the representations and warranties of the Company contained herein and in the Purchase Agreement were and are accurate in all material respects, except for such changes as are contemplated by this Agreement and except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the applicable Closing Date, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects.

H. On the Closing Date, the Placement Agents shall have received a certificate of the Secretary of the Company, dated as of the date of such Closing, certifying to the organizational documents, good standing in the jurisdiction of incorporation of the Company, board resolutions relating to the Placement from the Company and as to the incumbency of the officers of the Company.

I. Neither the Company nor any of its subsidiaries (i) shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, Preliminary Prospectus, the Pricing Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Registration Statement, Preliminary Prospectus, the Pricing Prospectus and the Prospectus, (ii) since such date there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth in or contemplated by the Registration Statement, Preliminary Prospectus, the Pricing Prospectus and the Prospectus, and (iii) since such date there shall not have been any new or renewed inquiries by the Commission, FINRA or any other regulatory body regarding the Company, the effect of which, in any such case described in clause (i), (ii) or (iii), is, in the judgment of the Placement Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by Preliminary Prospectus, the Pricing Prospectus and the Prospectus.

J. The Class A Ordinary Shares are registered under the Exchange Act and, as of the Closing Date, the Class A Ordinary Shares shall be listed, admitted and authorized for trading on the Nasdaq Capital Market (the “Trading Market”) or other applicable U.S. national exchange, or an application for such listing shall have been submitted to the Trading Market, and satisfactory evidence of such action shall have been provided to the Placement Agents. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Class A Ordinary Shares under the Exchange Act or delisting or suspending from trading the Class A Ordinary Shares from the Trading Market or other applicable U.S. national exchange, nor, except as disclosed in Preliminary Prospectus, the Pricing Prospectus and the Prospectus, has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

K. No action or proceeding before a court of competent jurisdiction shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

L. The Company shall have prepared and filed with the Commission a Form 6-K with respect to the Placement, including as an exhibit thereto this Agreement.

M. The Company shall have entered into a Purchase Agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

N. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agents, make or authorize Placement Agents’ counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Placement and pay all filing fees required in connection therewith.

O. Prior to the Closing Date, the Placement Agents shall have received signed Lock-Up Agreements, addressed to the Placement Agents by each of the Company’s directors, officers and holders of five percent (5%) or more of the Company’s outstanding Class A Ordinary Shares (and all holders of securities convertible into or exercisable or exchangeable for Class A Ordinary Shares of the Company), as of the effective date of the POS AM.

P. Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates and documents as the Placement Agents may reasonably request.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Placement Agents or to Placement Agents’ counsel pursuant to this Section 9 shall not be reasonably satisfactory in form and substance to the Placement Agents and to Placement Agents’ counsel, all obligations of the Placement Agents hereunder may be cancelled by the Placement Agents at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 10. RIGHT OF FIRST REFUSAL. For a period of six months from the Closing Date, D. Boral will have a right of first refusal to act as exclusive financial advisor in connection with any acquisition or other effort by the Company to obtain control, directly or indirectly and whether in one or a series of transactions, of all or a significant portion of the assets or securities of a third party, or the sale or other transfer by the Company, whether in one or a series of transactions, of assets or securities, or any extraordinary corporate transaction, regardless of the form or structure of such transaction, or as sole bookrunning underwriter or sole placement agent, as the case may be, on any financing for the Company. In the event the Company advises D. Boral that it desires to effect any such financing, the Company and D. Boral will negotiate in good faith the terms of D. Boral’s engagement in a separate agreement, which agreement would set forth, among other matters, compensation for D. Boral based upon customary fees for the services provided. D. Boral’s participation in any such financing will be subject to the approval of its internal committees and other conditions customary for such an undertaking. Notwithstanding the foregoing, no fee shall be payable by the Company pursuant to this Section 10 if the Company terminates this Agreement for “Cause,” which shall include the material failure by D. Boral to provide the investment banking services contemplated by this Agreement, as provided in FINRA Rule 5110(g)(5)(B).

SECTION 11. TAIL FINANCING. The Placement Agents shall be entitled to a cash fee equal to five percent (5.0%) of the gross proceeds received by the Company in any bona fide capital raise from the sale of any equity, debt and/or equity derivative instruments (the “Tail Financing”) to any Person actually introduced by such Placement Agent to the Company during the term of the Engagement Letter between the Placement Agents and the Company dated as of January 7, 2026 (“Engagement Letter”), and such Tail Financing is consummated at any time any time during the term of the Engagement Letter or within the twelve (12) month period following the expiration or termination of the term of the Engagement Letter (the “Tail Period”), provided that such financing is by a Person in an offering in which the Company has direct knowledge of such party’s participation. Notwithstanding the foregoing, no fee shall be payable by the Company pursuant to this Section 11 if the Company terminates this Agreement for “Cause,” which shall include the material failure by the respect Placement Agents to provide the investment banking services contemplated by this Agreement, as provided in FINRA Rule 5110(g)(5)(B). For the avoidance of doubt, no fee shall be payable by the Company to the Placement Agents from the proceeds of any sale or issuance of any equity and equity-linked securities to any Person other than the Person introduced to the Company by the Placement Agents.

SECTION 12. GOVERNING LAW; JURISDICTION. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to the conflicts of laws principles thereof. Any controversy between the parties to this Agreement, or arising out of the Agreement, shall be resolved by arbitration before the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in New York, New York. The following arbitration agreement should be read in conjunction with these disclosures:

(a) ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

(b) THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL;

(c) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDING; AND

(d) THE ARBITRATORS’ AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDING OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Each party hereto hereby irrevocably waives personal service of process and consents, to the extent permitted by applicable law, to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 13. ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement (including the attached Indemnification Provisions) together with the Engagement Letter embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect, and that the obligations set forth in Sections 5 through 17 of the Engagement Letter and Annex A of this Agreement shall survive termination. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Placement Agents and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 14. CONFIDENTIALITY. The Placement Agents (i) will keep the Confidential Information (as such term is defined below) confidential and will not (except as required by applicable law or stock exchange requirement, regulation or legal process (“Legal Requirement”), without the Company’s prior written consent, disclose to any person any Confidential Information, and (ii) will not use any Confidential Information other than in connection with the Placement. The Placement Agents further agree, severally and not jointly, to disclose the Confidential Information only to its Representatives (as such term is defined below) who need to know the Confidential Information for the purpose of the Placement, and who are informed by the Placement Agents of the confidential nature of the Confidential Information. The term “Confidential Information” shall mean, all confidential, proprietary and non-public information (whether written, oral or electronic communications) furnished by the Company to a Placement Agent or its Representatives in connection with such Placement Agent’s evaluation of the Placement. The term “Confidential Information” will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by a Placement Agent or its Representatives in violation of this Agreement, (ii) is or becomes available to a Placement Agent or any of its Representatives on a non-confidential basis from a third-party who, to such Placement Agent’s and its Representatives’ knowledge, as applicable, is not bound by obligations of confidentiality to the Company with respect to such information, (iii) is known to a Placement Agent or any of its Representatives prior to disclosure by the Company or any of its Representatives from a source not bound by obligations of confidentiality to the Company with respect to such information, or (iv) is or has been independently developed by a Placement Agent and/or the Representatives without use of any Confidential Information furnished to it by the Company. The term “Representatives” shall mean a Placement Agent’s directors, board committees, officers, employees, financial advisors, attorneys and accountants. This provision shall be in full force until the earlier of (a) the date that the Confidential Information ceases to be confidential and (b) two years from the date hereof. Notwithstanding any of the foregoing, in the event that the Placement Agents or any of their respective Representatives are required by Legal Requirement to disclose any of the Confidential Information, such Placement Agent and their respective Representatives will notify the Company in writing, as promptly as practicable, prior to disclosure of such information, and furnish only that portion of the Confidential Information which such Placement Agent or their respective Representative, as applicable, is required to disclose by Legal Requirement as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

SECTION 15. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 16. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agents shall, from and after any public announcement of the Closing, have the right to reference the Placement and the Placement Agents’ role in connection therewith in the Placement Agents’ marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

SECTION 17. LIMITATION OF LIABILITY. In no event shall the Placement Agents or any of their affiliates, directors, officers, employees, or controlling persons (within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act) be liable to the Company for any incidental, indirect, special or consequential damages (including lost profits) arising out of or in connection with this Agreement, whether or not such party was advised of the possibility of such damages. The liability of the Placement Agents and such other persons hereunder shall in no event exceed the aggregate amount of fees actually received by the Placement Agents pursuant to this Agreement (excluding any reimbursable expenses).

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agents the enclosed copy of this Agreement.

Very truly yours,

D. Boral Capital LLC

By:
Name:
Title:

Address for notice:

590 Madison Avenue, 39th Floor
New York, NY 10022
Attention:
Email:

uSmart Securities Limited

By:
Name:
Title:

Address for notice:

Unit 2405-06, 24/F
308 Des Voeux Road Central, Sheung Wan
Hong Kong
Attention:
Email:

Accepted and Agreed to as of

the date first written above:

Neo-Concept International Group Holdings Limited

By:
Name:	Eva Yuk Yin Siu
Title:	Chief Executive Officer

Address for notice:

10/F, Seaview Centre

No.139-141 Hoi Bun Road

Kwun Tong

Kowloon, Hong Kong

ANNEX A:

INDEMNIFICATION PROVISIONS

The Company agrees to indemnify and hold harmless the Placement Agents and their affiliates and their respective present and former directors, officers, employees, agents and controlling persons (each such person, including the Placement Agents, an “Indemnified Party”) from and against any losses, claims, damages and liabilities, joint or several (collectively, “Damages”), to which such Indemnified Party may become subject in connection with, relating to or arising from any transaction contemplated by this Agreement or the engagement of or performance of services by an Indemnified Party hereunder, and will reimburse each Indemnified Party for all out-of-pocket fees and expenses (“Expenses”), including the reasonable fees and expenses of counsel, as they are incurred in connection with investigating, preparing, pursuing or defending any threatened or pending subpoena, claim, action, proceeding or investigation (“Proceedings”) arising therefrom, whether or not any Indemnified Party is a formal party to such Proceeding; provided, that the Company will not be liable to any Indemnified Party to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the bad faith, gross negligence or willful misconduct of the Indemnified Party. No Indemnified Party will have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any person asserting claims on behalf of the Company arising out of or in connection with any transactions contemplated by this Agreement or the engagement of or performance of services by any Indemnified Party hereunder except to the extent that the Company incurs Damages that are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the bad faith, gross negligence or willful misconduct of the Indemnified Party.

If for any reason other than in accordance with the previous paragraph of this Annex A, the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company will contribute to the amount paid or payable by an Indemnified Party for Damages and Expenses related thereto in such proportion as is appropriate to reflect the relative benefits to the Company and/or its shareholders on the one hand, and the Placement Agents on the other hand, in connection with the matters covered by this Agreement or, if the foregoing allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any relevant equitable considerations. The Company agrees that for purposes of this paragraph the relative benefits to the Company and/or its shareholders and the Placement Agents in connection with the matters covered by this Agreement will be deemed to be in the same proportion that the total value paid or received or to be paid or received by the Company and/or its shareholders in connection with the transactions contemplated by this Agreement, whether or not consummated, bears to the fees paid to the Placement Agents under this Agreement; provided, that in no event will the total contribution of all Indemnified Parties to all such Damages and Expenses exceed the amount of fees actually received and retained by the Placement Agents under this Agreement (excluding any amounts received by the Placement Agents as reimbursement of expenses). Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents) on the one hand, or by the Placement Agents, on the other hand.

No Indemnified Party will agree to settle any Proceeding and seek indemnification or reimbursement hereunder unless such Indemnified Party obtained the Company’s consent (which consent will not be unreasonably withheld) to such settlement. The Company agrees not to enter into any waiver, release or settlement of any Proceeding (whether or not any Indemnified Party is a party thereto) in respect of which indemnification may be sought hereunder without the prior written consent of the Placement Agents (which consent will not be unreasonably withheld), unless such waiver, release or settlement (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding, (ii) does not contain any factual or legal admission by or with respect to any Indemnified Party or any adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party and (iii) does not preclude or purport to preclude the future business activities of any Indemnified Person.

In addition to any rights of indemnification or contribution set forth above, the Company agrees to reimburse each Indemnified Party for all out-of-pocket costs and expenses as they are incurred (including, without limitation, the reasonable fees and expenses of outside counsel) in connection with investigating, preparing or settling any Proceeding involving the enforcement of this Agreement or this Annex A.

The indemnity, reimbursement and contribution obligations of the Company are in addition to any liability that the Company may have at common law or otherwise to any Indemnified Party and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party. The provisions of this Annex will survive the modification, expiration or termination of this Agreement.

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Lock-Up Agreement

[*], 2026

D. Boral Capital LLC

590 Madison Avenue, 39th Floor
New York, NY 10022

uSmart Securities Limited

Unit 2405-06, 24/F

308 Des Voeux Road Central, Sheung Wan

Hong Kong

Ladies and Gentlemen:

The undersigned, a holder of securities of Neo-Concept International Group Holdings Limited, a Cayman islands company (the “Company”), understands that you are the placement agents (the “Placement Agents”) named in the placement agency agreement (the “Placement Agency Agreement”) entered into between the Placement Agent and the Company, providing for the placement (the “Placement”) of securities of the Company (the “Securities”) pursuant to a registration statement and related prospectuses and supplements thereto filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the Placement Agents’ agreement to proceed with the Placement of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for the benefit of the Company and the Placement Agents that, without the prior written consent of the Placement Agents, the undersigned will not, during the period specified in the following paragraph (the “Lock-Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, solicit offers to purchase, convert, exercise, exchange, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any Class A Ordinary Share, par value US$0.0003125, of the Company (“Shares”), warrant to purchase Shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Shares or any other equity security of the Company, in each case owned beneficially or otherwise by the undersigned on the date set forth on the front cover of the final prospectus supplement used in connection with the Placement of the Securities (the “Effective Date”) or acquired by the undersigned during the Lock-Up Period, including, for the avoidance of doubt, any Relevant Security acquired by the Undersigned in the Placement.

The Lock-Up Period will commence on the date of this Lock-up Agreement and continue and include the date that is sixty (60) days after the closing of the Placement.

In addition, the undersigned further agrees that, without the prior written consent of the Placement Agents, during the Lock-Up Period the undersigned will not: (i) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security except as required by the terms of the Placement Agency Agreement, the Purchase Agreement and the Securities subject to the Placement, or (ii) exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security.

In furtherance of the undersigned’s obligations hereunder, the undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Lock-Up Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Lock-Up Period it will cause the record owner to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities to the extent such transfer would be a violation of this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts,

(ii)	to any trust for the direct or indirect benefit of the undersigned or a member of members of the immediate family of the undersigned,

(iii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, (2) to limited partners, limited liability company members or stockholders of the undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement,

(iv)	if the undersigned is a trust, to the beneficiary of such trust,

(v)	by testate or intestate succession,

(vi)	to a charity or educational institution,

(vii)	upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with the receipt by the undersigned from the Company of Shares upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Company’s Shares issued under an equity incentive plan of the Company or an employment arrangement or the transfer of Shares or any securities convertible into Shares to the Company, but only to the extent such right expires during the Lock-up Period, and

(viii)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement.

provided, that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Placement Agents and the Company to be bound by the terms of this Lock-Up Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made. Moreover, the undersigned shall be permitted to establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Relevant Securities, provided that (i) such plan does not provide for the transfer of Relevant Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such public announcement or filing shall include a statement to the effect that no transfer of Relevant Securities may be made under such plan during the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Lock-Up Agreement.

The undersigned understands that, if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned, whether or not participating in the Placement, understands that the Placement Agents are proceeding with the Placement in reliance upon this Lock-Up Agreement.

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This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities -
Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address: